UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2017

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13575 58th Street North - #138 Clearwater, FL 33760
(Address of Principal Executive Offices)

(727) 678-4420
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements
Statements in this Current Report on Form 8-K may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on the Acacia or MariJ Pharmaceuticals websites does not constitute a part of this Current Report.

Section 8 – Other Events

Item 8.01 Other Events

On November 29, 2017, Acacia Diversified Holdings, Inc. (the “Company”) disseminated a press release to announce that its wholly-owned subsidiary, MariJ Pharmaceuticals, Inc. (“MariJ”), had received a License to Operate: Manufactured Food Establishment certificate issued by the Colorado Department of Public Health and Environment.  The license was issued on November 8, 2017 and is valid through June 30, 2018.  Company principals believe that this license validates the organic and food grade quality material that MariJ is able to produce from its mobile extraction labs on various farms in Colorado.  This license acquisition is a highly significant achievement for the Company as it facilitates operation of the MariJ mobile extraction lab fleet.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Diversified Holdings, Inc.

Date: November 30, 2017	/s/ Richard K. Pertile
Richard K. Pertile, Chief Executive Officer